Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626

News Release

Pebblebrook Hotel Trust Files Investor Presentation
Urges Shareholders to Vote AGAINST the LaSalle-Blackstone Merger on the GOLD Proxy Card
Bethesda, MD, August 10, 2018 - Pebblebrook Hotel Trust (NYSE: PEB) (“Pebblebrook”) today filed an investor presentation with the U.S. Securities and Exchange Commission in connection with its opposition to LaSalle Hotel Properties’ (NYSE: LHO) (“LaSalle”) merger agreement with BRE Landmark L.P. (“BRE”), an affiliate of the Blackstone Group L.P. (NYSE: BX) (together with BRE, “Blackstone”).

“We continue to strongly oppose LaSalle’s “take-under” agreement with Blackstone, and today publicly released a presentation outlining our rationale in detail so that LaSalle shareholders can arm themselves with the facts in advance of the vote,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “It is clear to us that the LaSalle Board has run a flawed process and has so far failed its shareholders in arriving at its decision to support a transaction that represents an egregious transfer of shareholder value to Blackstone. This “Never Pebblebrook” stance that led to their rejection of our clearly superior offer is unacceptable. By voting the GOLD Card AGAINST the proposals, you are sending a message to the LaSalle Board that you do not support this take-under, and believe there should be a better outcome for shareholders: to engage with us and enter into a value-maximizing agreement.”

Pebblebrook’s July 20, 2018 superior offer for a strategic combination with LaSalle remains outstanding, and will continue to remain outstanding for a reasonable time after shareholders reject the Blackstone deal. When the LaSalle Board terminates that agreement, Pebblebrook is prepared to move forward with its offer immediately.
The presentation can be accessed by visiting the Investor Relations section of Pebblebrook’s website, investor.pebblebrookhotels.com or by clicking here.

PEBBLEBROOK URGES SHAREHOLDERS TO MAKE SURE THEIR VOICES ARE HEARD AT THE SEPTEMBER 6TH MEETING BY VOTING AGAINST THE PROPOSED TAKE-UNDER TRANSACTION ON THE GOLD PROXY CARD
VOTING INSTRUCTIONS: VOTE THE GOLD PROXY CARD

To vote “AGAINST” the BRE Proposal, the Payout Proposal and the Adjournment Proposal at the Special Meeting, please follow these instructions.
We urge you to vote in advance of the meeting by signing and dating the GOLD proxy card and returning it using the postage-paid envelope mailed to you.
Vote by Mail

If you hold LaSalle Common Shares directly in your name as a shareholder of record, please complete, sign and date the GOLD proxy card and return it promptly in the postage-paid envelope.
To be able to vote your LaSalle Common Shares in accordance with your instructions at the Special Meeting, please send us your proxy as soon as possible. You may vote your LaSalle Common Shares without submitting a proxy to us if you vote in person or submit a proxy to LaSalle.
If you hold LaSalle Common Shares in “street name,” meaning through a broker, bank, nominee or other holder of record, to vote by mail, you will need to sign, date and mark the voting instruction form provided by your broker, bank, nominee or other holder of record with the proxy materials mailed to you and return it in the postage-paid return envelope provided. Your broker, bank, nominee or other holder of record must receive your voting instruction form in sufficient time to vote your shares.
Vote in Person
If you hold LaSalle Common Shares directly in your name as a shareholder of record, you may vote in person at the Special Meeting on September 6. Shareholders of record also may be represented by another person at the Special Meeting by executing a proper proxy designating that person in writing.
However, if you hold LaSalle Common Shares in “street name,” meaning through a broker, bank, nominee or other holder of record, you must obtain a legal proxy from that institution in order to vote your LaSalle Common Shares at the Special Meeting. To request a legal proxy, please contact your broker, bank, nominee or other holder of record.
Vote by Telephone
If you hold LaSalle Common Shares in “street name,” meaning through a broker, bank, nominee or other holder of record, locate the Control Number located in the box on your GOLD Voting Instruction Form, dial 1 (800) 454-8683 and follow the voting instructions.
Vote by the Internet
If you hold LaSalle Common Shares in “street name,” meaning through a broker, bank, nominee or other holder of record, locate the Control Number located in the box on your GOLD Voting Instruction Form, go to www.Proxyvote.com to vote.
For Additional Information
Okapi Partners LLC, or Okapi, is assisting Pebblebrook with its efforts to solicit proxies. If you have any questions concerning Pebblebrook’s Definitive Proxy Statement or to request a proxy card, please contact:
Okapi Partners LLC 1212 Avenue of the Americas, 24th Floor
New York, NY 10036
(212) 297-0720
Shareholders may call toll free: (855) 305-0855
E-mail: info@okapipartners.com

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 28 hotels, with a total of 6,973 guest rooms. The Company owns hotels located in 9 states and the District of Columbia, including: Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Washington, DC; Coral Gables, Florida; Naples, Florida; Buckhead, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

ADDITIONAL INFORMATION
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Pebblebrook has made for a business combination transaction with LaSalle.

In furtherance of this proposal and subject to future developments, Pebblebrook (and, if a negotiated transaction is agreed, LaSalle) may file one or more registration statements, proxy statements, tender or exchange offer statements, prospectuses or other documents with the SEC.  This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer statement, prospectus or another document Pebblebrook or LaSalle may file with the SEC in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF PEBBLEBROOK AND LASALLE ARE URGED TO READ ANY SUCH PROXY STATEMENT, REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Any definitive proxy statement or prospectus (if and when available) will be delivered to shareholders of LaSalle or Pebblebrook, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Pebblebrook through the website maintained by the SEC at http://www.sec.gov.

Pebblebrook or LaSalle and their respective trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Pebblebrook’s executive officers and trustees in Pebblebrook’s definitive proxy statement filed with the SEC on April 27, 2018. You can find information about LaSalle’s executive officers and trustees in LaSalle’s definitive proxy statement filed with the SEC on March 22, 2018. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender or exchange offer statements or other documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.

In connection with the proposed merger transaction between LaSalle and affiliates of Blackstone, which Pebblebrook opposes (the “Proposed BRE Merger”), LaSalle filed a definitive proxy statement with the SEC on July 30, 2018 (the “LaSalle Proxy Statement”). On July 30, 2018, Pebblebrook filed a definitive proxy statement with the SEC in opposition that proposed merger transaction (the “Pebblebrook Proxy Statement”). This communication is not a substitute for the LaSalle Proxy Statement or the Pebblebrook Proxy Statement or for any other document that LaSalle or Pebblebrook have filed or may file with the SEC or send to LaSalle shareholders in connection with the Proposed BRE Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF LASALLE ARE URGED TO READ THE LASALLE PROXY STATEMENT, THE PEBBLEBROOK PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PEBBLEBROOK, LASALLE, THE PROPOSED BRE MERGER AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the LaSalle Proxy Statement, the Pebblebrook Proxy Statement and other documents filed by LaSalle or Pebblebrook with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by LaSalle with the SEC are also available free of charge on LaSalle’s website at www.lasallehotels.com, or by contacting LaSalle’s Investor Relations Department at (301) 941-1500. Copies of the documents filed by Pebblebrook with the SEC are also available free of charge on Pebblebrook’s website at www.pebblebrookhotels.com, or by contacting Pebblebrook’s Investor Relations at (240) 507-1330. LaSalle and its trustees and certain of its executive officers may be considered participants in the solicitation of proxies from LaSalle’s shareholders with respect to the Proposed BRE Merger under the rules of the SEC. Information about the trustees and executive officers of LaSalle is set forth in LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 20, 2018, LaSalle’s proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 22, 2018, and in subsequent documents filed by LaSalle with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is included in the LaSalle Proxy Statement and may be included in other relevant materials to be filed with the SEC. Pebblebrook and its trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Proposed BRE Merger. You can find information about Pebblebrook’s executive officers and trustees in Pebblebrook’s definitive proxy statement filed with the SEC on April 27, 2018. You may obtain free copies of this document as described above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements
This communication may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Pebblebrook’s offer to acquire LaSalle, its financing of the proposed transaction, its expected future performance (including expected results of operations and financial guidance), and the combined company’s future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in Pebblebrook’s most recent annual or quarterly report filed with the SEC and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in Pebblebrook’s and LaSalle’s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements made in this communication are set forth in other reports or documents that Pebblebrook may file from time to time with the SEC, and include, but are not limited to: (i) the ultimate outcome of any possible transaction between Pebblebrook and LaSalle, including the possibilities that LaSalle will reject a transaction with Pebblebrook, (ii) the ultimate outcome and results of integrating the operations of Pebblebrook and LaSalle if a transaction is consummated, (iii) the ability to obtain regulatory approvals and meet other closing conditions to any possible transaction, including the necessary shareholder approvals, and (iv) the risks and uncertainties detailed by LaSalle with respect to its business as described in its reports and documents filed with the SEC.  All forward-looking statements attributable to Pebblebrook or any person acting on Pebblebrook’s behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Pebblebrook undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.

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Contacts:

Jon E. Bortz, Chairman and Chief Executive Officer, Pebblebrook Hotel Trust - (240) 507-1300
Raymond D. Martz, Executive Vice President and Chief Financial Officer - (240) 507-1330
Liz Zale, Pam Greene or Stephen Pettibone, Sard Verbinnen & Co - (212) 687-8080
Pat McHugh or Jon Einsidler, Okapi Partners - (212) 297-0720 or (855) 305-0855

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com